Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD QUARTERLY REVENUE AND RECORD DILUTED EPS OF $0.93, UP 39 PERCENT FROM PRIOR YEAR

•	SYSTEMS REVENUE SETS QUARTERLY RECORD OF $71 MILLION, INCREASING 26 PERCENT FROM PRIOR YEAR

•	WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 73 PERCENT AND SETS RECORD QUARTERLY REVENUE

•	INCREASES FISCAL 2013 DILUTED EPS GUIDANCE TO $3.35 TO $3.45

LAS VEGAS, April 24, 2013 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive applications, and networked and server-based systems for the global gaming industry, today announced record quarterly diluted earnings per share (“Diluted EPS”) of $0.93 and record quarterly revenue of $259 million for the three months ended March 31, 2013.

“This record quarter continues to mark a historic period of sustained operating improvement and success which  is shaping up to meaningfully continue for the foreseeable future,” said Ramesh Srinivasan, the Company’s President and Chief Executive Officer.  “Our recent premium and wide-area progressive (‘WAP’) product launches, including Hot Shot Progressive®, Cash Wizard Tiki Magic™, and Pawn Stars™, have returned strong initial performances in many different locations, and the much-anticipated NASCAR® WAP debuted last week.  We are also preparing to release an impressive array of new for-sale game titles developed by our game studios and third-party development partners.  The spate of major global systems installations and significant upgrades, the latter at the rate of more than one per week, continue to bring a new operational and marketing dimension to many casino floors, while providing a solid strategic base for crucial future integration with our mobile and iGaming platform initiatives.”

“Bally set a number of financial and operational records in the third quarter, including yet another quarterly record for revenues that are recurring in nature,” said Neil Davidson, the Company’s Chief Financial Officer.  “Additionally, this quarter represents the 22nd quarter in a row that we have repurchased stock.  During the third quarter, we purchased 641,000 shares of common stock for $31 million at $48.79 per share.  The new $300 million share repurchase program and accelerated share buyback announced today continue to demonstrate the confidence and visibility we have into our long-term growth trajectory.  Including the announced $150 million accelerated share buyback, Bally will have purchased more than $1 billion of its common stock since November 2007.”

Third Quarter Fiscal Year 2013 Highlights

	Three Months Ended March 31,				Nine Months Ended March 31,
	2013	% Rev	2012	% Rev	2013	% Rev	2012	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$85.8	33%	$79.3	35%	$251.1	34%	$213.9	34%
Gaming Operations	102.0	39%	92.5	40%	302.2	41%	263.7	41%
Systems	71.3	28%	56.8	25%	179.3	25%	156.4	25%
Total revenues	$259.1	100%	$228.6	100%	$732.6	100%	$634.0	100%

Gross Margin:
Gaming Equipment (1)	$43.5	51%	$36.6	46%	$126.6	50%	$95.0	44%
Gaming Operations	72.0	71%	67.5	73%	211.8	70%	190.6	72%
Systems (1)	52.2	73%	40.4	71%	134.9	75%	115.0	74%
Total gross margin	$167.7	65%	$144.5	63%	$473.3	65%	$400.6	63%

Selling, general and administrative	$72.2	28%	$63.8	28%	$204.6	28%	$182.3	29%
Research and development costs	29.1	11%	24.8	11%	80.8	11%	70.6	11%
Depreciation and amortization	5.7	3%	5.7	2%	17.0	3%	17.1	3%
Operating income	$60.7	23%	$50.2	22%	$170.9	23%	$130.6	21%
Adjusted EBITDA	$85.0		$74.4		$244.9		$200.7
Diluted EPS	$0.93		$0.67		$2.50		$1.65

(1)   Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Operating Statistics
New gaming devices	4,923	4,147	14,096	11,182
New unit Average Selling Price (“ASP”)	$16,051	$17,073	$16,476	$16,978

	As of March 31,
	2013	2012
End-of-period installed base:
Linked progressive systems	2,365	1,388
Rental and daily-fee games	14,953	14,824
Lottery systems	12,059	10,989
Centrally determined systems	37,201	47,450

Highlights of Certain Results for the Three Months Ended March 31, 2013

Overall

•      Total revenue increased 13 percent to a quarterly record $259 million as compared with $229 million last year.

•      Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased 14 percent to a quarterly record $85 million as compared with $74 million last year.

•      Selling, general and administrative expenses (“SG&A”) remained constant at 28 percent of total revenues.

•      Research and development expenses (“R&D”) remained constant at 11 percent of total revenues.

•      Operating income increased 21 percent to a quarterly record $61 million compared with $50 million last year.  Operating margin increased to 23 percent from 22 percent last year.

•      Diluted EPS increased 39 percent to a quarterly record $0.93 from $0.67 last year.

Gaming Equipment

•      Revenues increased 8 percent to $86 million as compared with $79 million last year, driven by higher domestic replacement sales, including the shipment of 788 Canadian Video Lottery Terminals (“VLT”), as well as by the shipment of 656 units into the Illinois Video Gaming Terminal (“VGT”) market.

•      ASP of new gaming devices decreased 6 percent to $16,051 per unit from $17,073 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold in the quarter and lower-ASP units sold in certain international markets.

•      New-unit sales to international customers were 17 percent of total new-unit shipments.

•      Gross margin increased to 51 percent from 46 percent last year, due to continued cost reductions on the Pro Series™ line of cabinets and sales mix.

Gaming Operations

•      Revenues increased 10 percent to a quarterly record $102 million as compared with $93 million last year, driven primarily by a 73 percent growth in the installed base of WAP games.

•      Gross margin decreased to 71 percent from 73 percent last year, primarily due to higher jackpot expense.

Systems

•      Revenues increased 26 percent to a quarterly record $71 million as compared with $57 million last year.

•      Maintenance revenues increased 17 percent to $23 million as compared with $20 million last year.

•      Gross margin increased to 73 percent from 71 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 36 percent of systems revenues, and software and service sales were 32 percent, as compared to 36 percent for hardware and 30 percent for software and services in the same period last year.

Highlights of Certain Results for the Nine Months Ended March 31, 2013

Overall

•      Total revenue increased 16 percent to a record $733 million as compared with $634 million last year.

•      Adjusted EBITDA increased 22 percent to a record $245 million as compared with $201 million last year.

•      SG&A declined to 28 percent of total revenues from 29 percent last year.

•      R&D remained constant at 11 percent of total revenues.

•      Operating income increased 31 percent to a record $171 million compared with $131 million last year.  Operating margin increased to 23 percent from 21 percent last year.

•      Diluted EPS increased 52 percent to a record $2.50 from $1.65 last year.

Gaming Equipment

•      Revenues increased 17 percent to $251 million as compared with $214 million last year driven by higher domestic replacement sales, including Canadian VLT shipments, as well as by the shipments into the Illinois VGT market.

•      ASP of new gaming devices decreased 3 percent to $16,476 per unit from $16,978 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold.

•      New-unit sales to international customers were 17 percent of total new-unit shipments.

•      Gross margin increased to 50 percent from 44 percent last year, due to continued cost reductions on certain models of the Pro Series cabinets and sales mix.

Gaming Operations

•      Revenues increased 15 percent to a record $302 million as compared with $264 million last year, driven by 73 percent growth in the installed base of WAP games.

•      Gross margin decreased to 70 percent from 72 percent last year, primarily due to higher jackpot expense.

Systems

•      Revenues increased 15 percent to a record $179 million as compared with $156 million last year.

•      Maintenance revenues increased 20 percent to a record $67 million as compared with $55 million last year.

•      Gross margin increased to 75 percent from 74 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 30 percent of systems revenues, and software and service sales were 33 percent, as compared to 33 percent for hardware and 32 percent for software and services in the same period last year.

Fiscal 2013 Business Update

The Company increased its fiscal 2013 guidance for Diluted EPS to a range of $3.35 to $3.45.  This guidance assumes an effective tax rate of approximately 36 percent for the full fiscal year.

The Company has provided this range of earnings guidance for fiscal 2013 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(in 000s)
Income from continuing operations, net of tax	$38,449	$29,967	$104,107	$74,627
Interest expense, net	3,198	2,925	9,806	9,537
Income tax expense	17,527	17,713	55,345	44,254
Depreciation and amortization	22,348	20,132	66,006	61,325
Share-based compensation	3,519	3,704	9,676	10,986
Adjusted EBITDA	$85,041	$74,441	$244,940	$200,729

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in number is 866-524-3160 or 412-317-6760 (International).  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until May 24, 2013.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube, LinkedIn, and Pinterest.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

NASCAR - NASCAR® is a registered trademark of the National Association for Stock Car Auto Racing, Inc. NASCAR® is a registered trademark of NASCAR, Inc.; Pawn Stars - ©2013 A&E Television Networks, LLC. All rights reserved. Pawn Stars, HISTORY, the “H” and their associated logos are trademarks of A&E Television Networks, LLC. Gold & Silver and its associated logos are trademarks of Gold & Silver Coin Shop, Inc. All rights reserved.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2013 AND MARCH 31, 2012

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$157,102	$136,032	$430,436	$370,262
Gaming operations	102,045	92,508	302,201	263,702
	259,147	228,540	732,637	633,964
Costs and expenses:
Cost of gaming equipment and systems (1)	61,419	59,046	168,978	160,220
Cost of gaming operations	29,992	25,017	90,320	73,107
Selling, general and administrative	72,218	63,764	204,586	182,290
Research and development costs	29,098	24,838	80,792	70,601
Depreciation and amortization	5,755	5,648	17,046	17,089
	198,482	178,313	561,722	503,307
Operating income	60,665	50,227	170,915	130,657
Other income (expense):
Interest income	1,191	1,225	3,738	3,695
Interest expense	(4,389)	(4,150)	(13,544)	(13,232)
Other, net	(1,534)	325	(3,336)	(2,259)
Income from operations before income taxes	55,933	47,627	157,773	118,861
Income tax expense	(17,527)	(17,713)	(55,345)	(44,254)
Net income	38,406	29,914	102,428	74,607
Less net income (loss) attributable to noncontrolling interests	(43)	(53)	(1,679)	(20)
Net income attributable to Bally Technologies, Inc.	$38,449	$29,967	$104,107	$74,627

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.95	$0.70	$2.56	$1.73
Diluted earnings per share	$0.93	$0.67	$2.50	$1.65

Weighted average shares outstanding:
Basic	40,483	43,087	40,594	43,229
Diluted	41,199	45,052	41,614	45,138

(1)   Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2013 AND JUNE 30, 2012

	March 31, 2013	June 30, 2012
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$49,291	$32,673
Restricted cash	14,474	13,645
Accounts and notes receivable, net of allowances for doubtful accounts of $14,183 and $14,073	260,877	264,842
Inventories	65,747	75,066
Prepaid and refundable income tax	25,256	13,755
Deferred income tax assets	39,485	42,822
Deferred cost of revenue	21,967	17,615
Prepaid assets	16,380	13,061
Other current assets	4,136	6,980
Total current assets	497,613	480,459
Restricted long-term investments	11,292	12,171
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $3,667 and $3,029	44,094	55,786
Property, plant and equipment, net of accumulated depreciation of $59,635 and $58,823	33,195	30,667
Leased gaming equipment, net of accumulated depreciation of $207,002 and $185,846	119,147	121,151
Goodwill	172,068	171,971
Intangible assets, net	31,394	39,166
Deferred income tax assets	8,255	7,409
Income tax receivable	12,041	12,041
Deferred cost of revenue	12,299	16,542
Other assets, net	23,582	23,104
Total assets	$964,980	$970,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,025	$41,414
Accrued and other liabilities	92,421	85,310
Jackpot liabilities	10,086	11,682
Deferred revenue	59,096	46,314
Income tax payable	3,505	12,226
Current maturities of long-term debt	22,747	17,091
Total current liabilities	216,880	214,037
Long-term debt, net of current maturities	467,500	494,375
Deferred revenue	21,066	26,715
Other income tax liability	17,445	13,922
Other liabilities	20,002	23,943
Total liabilities	742,893	772,992
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 64,931,000 and 63,150,000 shares issued and 40,992,000 and 42,102,000 outstanding	6,487	6,309
Treasury stock at cost, 23,939,000 and 21,048,000 shares	(922,338)	(790,633)
Additional paid-in capital	541,097	489,002
Accumulated other comprehensive loss	(11,834)	(13,477)
Retained earnings	609,002	504,895
Total Bally Technologies, Inc. stockholders’ equity	222,426	196,108
Noncontrolling interests	(339)	1,367
Total stockholders’ equity	222,087	197,475
Total liabilities and stockholders’ equity	$964,980	$970,467